UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2019
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NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37488 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

12110 Sunset Hills Road, Suite 600 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by NII Holdings, Inc. (the “Company”), in 2015 the Board of Directors (the “Board”) approved an organizational restructuring of the Company to further streamline expenses by shifting the costs and associated responsibilities from the Company’s headquarters in Reston, Virginia to its operating subsidiary in Brazil. In connection with this restructuring, the Board approved a Separation and Release Agreement, as amended (the “Agreement”), for Daniel Freiman, Chief Financial Officer, and Shana Smith, General Counsel, providing for a payment of two times base salary and pro-rated bonus payment with a termination date of April 1, 2019 (the “Regular Severance”).

In connection with the Company’s announcement of a strategic transaction, the Compensation Committee of the Board determined on March 28, 2019 that it would be in the best interest of the Company to retain Mr. Freiman and Ms. Smith beyond April 1, 2019 and agreed to amend the Agreements in exchange for each officer’s agreement to extend their employment. Under the amended arrangements, Mr. Freiman and Ms. Smith will receive two retention payments, each in an amount equal to their base salary, to be paid on August 30, 2019 and December 31, 2019 (the “Retention Payments”). The Retention Payments and a prior retention payment made in August 2017 will reduce the severance payment received by Mr. Freiman and Ms. Smith if they are terminated in connection with a Change of Control of the Company, as defined in the Company’s 2015 Change of Control Severance Plan (the “Plan”), on or before June 30, 2020. If termination in connection with a Change of Control of the Company occurs after June 30, 2020, Mr. Freiman and Ms. Smith will be eligible for the full benefits set forth in the Plan. In addition, the defined Severance Period of 12 months under the Plan will be removed should the strategic transaction close. Finally, should Mr. Freiman and Ms. Smith be terminated in a situation that does not trigger payment under the Plan, they will remain eligible for the Regular Severance to be paid when termination without cause occurs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: March 28, 2019	By: /s/ SHANA C. SMITH
Shana C. Smith
General Counsel and Secretary